UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 27, 2006

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 27, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Asbury Automotive Group, Inc. (the “Company”) increased the total number of performance share units (the “Performance Awards”) granted to certain key employees of the Company by 5,400 to a total of 201,000 when combined with the 195,600 Performance Awards granted by the Committee on October 23, 2006.  The additional grants included a 300 unit increase in the total number of Performance Awards granted to Brett Hutchinson, Vice President and Controller of the Company on October 23, 2006, such that Mr. Hutchinson has been granted a total of 3,000 Performance Awards.

The Performance Awards were granted pursuant to the Company’s 2002 Equity Incentive Plan, as amended (the “Plan”), a copy of which was attached as Appendix C to the Company’s proxy statement dated April 28, 2004, filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2004.  Each grant of Performance Awards is evidenced by an agreement entered into as of October 23, 2006, between the Company and the award recipient.  A copy of the form of Performance Award agreement was attached as Exhibit 10.1 to the Company’s Form 8-K dated October 23, 2006 and filed with the Commission on October 25, 2006, and is incorporated herein by reference.

Each Performance Award provides an opportunity for the award recipient to receive a number of shares of the Company’s common stock based on the Company’s performance during 2006, 2007 and 2008 (the “Performance Cycle”) as measured against objective performance goals related to (1) new vehicle revenue growth, (2) used vehicle revenue growth, (3) finance and insurance revenue growth, (4) fixed operations gross profit and (5) earnings per share.  Each Performance Award sets forth a target number of shares to be granted to the award recipient assuming the performance goals are met at the target level.  The actual number of shares earned by an award recipient may range from 0 to180% of the target number of shares, depending upon achievement of the performance goals during the Performance Cycle.  As such, the number of shares of the Company’s common stock that may be issued as a result of the Performance Awards granted by the Company on October 27, 2006 may range from 0 to 9,720 (or 361,800 when combined with the 195,600 Performance Awards granted on October 23, 2006).  The settlement of the Performance Awards will be in shares of the Company’s common stock, except in the event of a change of control, in which case special provisions apply that may result in such Performance Awards being settled in acquiror securities or cash.

Item 9.01                                             Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1

Form of Performance Share Unit Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K dated October 23, 2006 and filed with the Securities and Exchange Commission on October 25, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 2, 2006	By:	/s/ J. GORDON SMITH
	Name:	J. Gordon Smith
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Performance Share Unit Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K dated October 23, 2006 and filed with the Securities and Exchange Commission on October 25, 2006).